Exhibit 99.1

Applied Energetics, Inc.

Applied Energetics Announces Results of 2019 Annual Shareholder Meeting

Tucson, AZ, October 31, 2019 – The Board of Directors of Applied Energetics, Inc. (OTCQB: AERG), announced the results of shareholder voting that took place during the company’s 2019 annual meeting held on October 30, 2019. Applied Energetics is pleased to announce that it has received shareholder approval for all resolutions voted upon at its annual meeting of shareholders. Approximately 88 percent of all shares outstanding and entitled to vote were present or represented by proxy at the meeting.

“On behalf of our Board and management team, we appreciate the continued support of our shareholders,” said Gregory J. Quarles, Ph.D., chief executive officer of Applied Energetics. “We greatly value our shareholders’ perspective and we are committed to actively engaging with them as we work to deliver long-term value for customers and investors.”

 The results of the Meeting were as follows:

•	The company’s shareholders elected all those nominated to the Board of Directors: Gregory J. Quarles, Ph.D., Bradford T. Adamczyk, Jonathan R. Barcklow and John Schultz.
•	Shareholders approved the advisory resolution on the company’s executive compensation.
•	Shareholders approved the advisory resolution on the frequency of a shareholder vote on the company’s executive compensation.
•	Shareholders approved the Applied Energetics, Inc. 2018 Incentive Stock Plan.
•	Shareholders ratified the appointment of RBSM, LLP as the company’s independent registered public accounting firm.

The company intends to file an 8-K shortly detailing the results of the company’s annual meeting of shareholders held on October 30, 2019.

Following the adjournment of the formal meeting, the board, led by Gregory J. Quarles, Ph.D., chief executive officer of Applied Energetics addressed questions from the shareholders present.

Mr. Quarles gave an overview of the market and the company’s products. Mr. Quarles described how recent events have given rise to increased military spending, and corresponding threat levels posed which create a strong potential demand for the company’s ultrashort pulse optical source technology as many of the new threats can most effectively be countered using light energy.

Mr. Quarles also described how the Company’s technology can be applied to a range of products both in the defense sector and in other commercial markets. He also discussed the continued relevance of the company’s Laser Guided Energy (LGETM) technology to various defense applications. The technology and programs behind these discussions are at various stages of maturity with some having an 18 to 36-month runway while other products are very early in the development cycle with a range of 4-7 years. Throughout the lifecycle of a contract, revenues and timelines are smaller in the earlier years, but grow as the contract moves along the lifecycle process and milestones are achieved. From an analysis standpoint, early in the lifecycle process, it’s important to understand a contracts potential in achieving a program of record status. Mr. Quarles also remarked that the discussions we are having on a daily and weekly basis are with customers across various agencies utilizing numerous technologies and IP of Applied Energetics. From a diversification standpoint, this reception is very exciting for our future moving forward.

Capital needs were also discussed, it being noted that a Capital Program of $10M-12M would more than support a 24-36 month business plan.

ABOUT APPLIED ENERGETICS INC.

Applied Energetics, Inc., “AE” based in Tucson, Arizona, specializes in development and manufacture of advanced high-performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide. Applied Energetics pioneered and holds all crucial intellectual property rights to the development and use of Laser Guided Energy (LGE) technology and related solutions for commercial, defense and security applications, and are protected by 25 patents and 11 additional Government Sensitive Patent Applications “GSPA”. The company’s 11 GSPA’s are held under secrecy orders of the US government and allow AE greatly extended protection rights.

For more information, visit www.aergs.com

FORWARD LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to the historical or current facts and can be identified by the use of forward-looking words such as "may", "believe", "will", "expect", "project", "anticipate", “estimates", "plans", "strategy", "target", "prospects" or "continue", and words of similar meaning. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of uncertainties and risks that could significantly affect our current plans and expectations, as well as future results of operations and financial condition and may cause our actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting such forward-looking statements.

For more information contact:

Cameron Associates, Inc.

Investor Relations - Kevin McGrath, Managing Director

T: 212-245-4577

kevin@cameronassoc.com